UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2008

AMEREX GROUP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-13118	20-4898182
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Peoria Avenue, Tulsa, Oklahoma 74106
 (Address of principal executive offices) (Zip Code)

Copies to:
Gregory Sichenzia, Esq.
Andrew M. Smith, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 9, 2008, Amerex Group, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with CAMOFI Master LDC (“CAMOFI”), pursuant to which the parties agreed to amend (i) the Senior Secured Convertible Note due November 21, 2010 (the “Note”) in the aggregate principal amount of $6,131,235.47 made by the Company in favor of CAMOFI, and the additional transaction documents related thereto, as the same have been amended by those certain letter agreements between the Company and CAMOFI dated December 19, 2007, May 9, 2008, May 16, 2008, May 22, 2008, May 27, 2008, and June 4, 2008, and (ii) the Revolving Credit Note dated August 31, 2006 in the original principal amount of $1,500,000, and the additional transaction documents related thereto (the “Revolver”).

Pursuant to the Agreement, (a) the payment dates for interest under the Note were amended (as more particularly set forth in paragraph 1 of the Letter Agreement), (b) the aggregate principal amount of the New Note referred to in paragraph 4 of the December 19, 2007 letter agreement was increased by $3,114,525 (as more particularly set forth in paragraph 2(b) of the Letter Agreement), (c) the Revolver was amended to increase the amount of the obligations thereunder by $425,301 (as more particularly set forth in paragraph 2(c) of the Letter Agreement), (d) the definition of Monthly Redemption Date under the Note was amended to mean the first day of each month, commencing on the first day of September, 2008, or  sooner as provided in the Letter Agreement, (e) the parties agreed that Kaiser facility and other excess real estate assets shall be sold by September 1, 2008, and other terms regarding the sale of those assets and the disposition of the proceeds from those sales, (f) The Company’s affirmative covenant in the December 19, 2007 letter agreement to raise at least $2.5 million in equity on terms satisfactory to CAMOFI by March 31, 2008 was amended to require such sale of equity by no later than September 1, 2008, (g) certain dates under the Registration Rights Agreement between the parties were extended and certain terms were amended (as more particularly set forth in paragraph 6 of the Letter Agreement), (h) the term of the Revolver was extended until September 1, 2008, and (i) the Company agreed to retain a restructuring advisor satisfactory to CAMOFI upon terms and conditions satisfactory to the Company and CAMOFI, and to continue the engagement of such restructuring advisor until any and all amounts due and owing by the Company to CAMOFI have been repaid in full.

Based on the provisions of the Letter Agreement, the Company and CAMOFI acknowledged and agreed that, after giving effect to the terms of the Letter Agreement, and the execution of documents evidencing the same, each party will be in good standing under the Note, the Revolver and the transaction documents related to each, and that there will be no defaults under the Note, the Revolver or any such transaction documents by either party.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated June 9, 2008, between Amerex Group, Inc. and CAMOFI Master LDC, a copy of which is filed herewith.
10.2	Letter Agreement, dated December 19, 2007 (incorporated by reference to Exhibit 10.31 of Form 8-K filed on January 7, 2008).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREX GROUP, INC.

Dated: June 11, 2008	By:	/s/ Nicholas J. Malino
Name: Nicholas J. Malino
Title: Chief Executive Officer